Exhibit 99.1

Staples, Inc. Announces First Quarter 2015 Performance

FRAMINGHAM, Mass.--(BUSINESS WIRE)--May 20, 2015--Staples, Inc. (Nasdaq: SPLS) announced today the results for its first quarter ended May 2, 2015. Total company sales for the first quarter of 2015 were $5.3 billion, a decrease of seven percent compared to the first quarter of 2014. On a GAAP basis, the company reported net income of $59 million, or $0.09 per diluted share, compared to net income of $96 million, or $0.15 per diluted share, achieved in the first quarter of 2014. First quarter 2015 results on a GAAP basis include pre-tax charges of $45 million related to restructuring and related activities, $22 million of impairment primarily related to certain information technology assets, $15 million related to the acquisition of Office Depot, and a pre-tax gain of approximately $3 million related to the sale of assets.

Total company sales declined less than one percent during the first quarter, excluding the impact of store closures in North America during the past year and changes in foreign exchange rates. Excluding the impact of charges taken during the first quarter of 2015, the company reported non-GAAP net income of $109 million, or $0.17 per diluted share.

“Our first quarter results were in line with our expectations,” said Ron Sargent, Staples’ chairman and chief executive officer. “We grew sales in our North American delivery businesses and stabilized profitability across the company, which reflects continued progress on our strategic reinvention.”

First Quarter 2015 Highlights

  Achieved North American Commercial sales growth of three percent.
  Grew sales in Staples.com one percent in U.S. dollars, or three percent on a local currency basis.
  Grew North American copy and print sales in comparable stores, Staples.com and Contract.
  Increased total company gross profit as a percentage of sales by 65 basis points on a GAAP basis, or 46 basis points after excluding an $11 million charge related to inventory write-downs in the prior year.
  Secured more than $100 million of annualized cost savings during the first quarter of 2015.
  Secured more than $350 million of annualized cost savings since the beginning of 2014, as part of a previously announced plan to eliminate at least $500 million of annualized costs in 2014 and 2015 combined.
  Closed 28 stores in North America during the first quarter of 2015.
  Closed 197 stores in North America since the beginning of 2014, as part of a previously announced plan to close at least 225 stores in 2014 and 2015 combined.
First Quarter 2015 Financial Summary
	First Quarter
(dollar amounts in millions, except per share data)	2015	2014	Change
Total company sales	$5,262	$5,654	-6.9%
Total company sales growth excluding the impact of store closures and changes in foreign exchange rates*			-0.6%

GAAP operating income	$98	$159	-$61
Non-GAAP operating income*	$173	$183	-$10

GAAP operating income rate	1.9%	2.8%	-96 basis points
Non-GAAP operating income rate*	3.3%	3.2%	6 basis points

GAAP net income	$59	$96	-$38
Non-GAAP net income*	$109	$115	-$6

GAAP earnings per diluted share	$0.09	$0.15	-40%
Non-GAAP earnings per diluted share*	$0.17	$0.18	-6%

*Indicates a non-GAAP measure. Refer to “Presentation of Non-GAAP Information” and the accompanying reconciliations for more detailed information about these non-GAAP measures.

Total company non-GAAP operating income rate increased 6 basis points to 3.29 percent from an operating income rate of 3.23 percent achieved during the first quarter of 2014. This increase primarily reflects increased gross margin rate in North American Stores and Online, as well as reduced rent expense primarily related to store closures over the past year. The increase was partially offset by the negative impact of fixed expenses on lower sales.

During the first quarter of 2015, the company generated operating cash flow of $300 million and invested $60 million in capital expenditures, resulting in free cash flow of $240 million. The company ended the quarter with $1.9 billion in liquidity, including $795 million in cash and cash equivalents.

North American Stores and Online
	First Quarter
(dollar amounts in millions)	2015	2014	Change
Sales	$2,372	$2,634	-10.0%
Comparable sales*			-3%
Comparable store sales			-5%
Staples.com local currency sales growth			3%

Operating income	$75	$93	-$18
Operating income rate	3.2%	3.5%	-36 basis points

*Comparable sales includes comparable store sales and Staples.com sales growth excluding the impact of changes in foreign exchange rates.

Sales for the first quarter of 2015 were $2.4 billion, a decrease of 10 percent compared to the first quarter of 2014. Sales growth was negatively impacted by approximately four percent due to store closures during the past year. Changes in foreign exchange rates also negatively impacted first quarter 2015 sales growth by approximately two percent. Comparable sales, which combines comparable store sales and Staples.com sales growth excluding the impact of changes in foreign exchange rates, declined three percent versus the prior year. Sales declines in computers, mobility, business machines and technology accessories were partially offset by growth in copy and print, facilities and breakroom supplies and mailing and shipping supplies. Comparable store sales decreased five percent, reflecting a three percent decline in average order size and a two percent decline in traffic versus the prior year. Staples.com sales grew one percent in U.S. dollars, or three percent on a local currency basis, during the first quarter of 2015.

Operating income rate decreased 36 basis points to 3.2 percent compared to the first quarter of 2014. This decline primarily reflects increased delivery expense as a percentage of sales, as well as the negative impact of fixed expenses on lower sales. This was partially offset by increased gross margin rate in retail stores and online as a result of favorable product mix, as well as reduced labor and rent expense in stores.

North American Commercial
	First Quarter
(dollar amounts in millions)	2015	2014	Change
Sales	$2,108	$2,056	2.5%

Operating income	$134	$136	-$2
Operating income rate	6.4%	6.6%	-24 basis points

Sales for the first quarter of 2015 were $2.1 billion, an increase of three percent compared to the first quarter of 2014. This primarily reflects growth in facilities and breakroom supplies, furniture and print solutions, partially offset by sales declines in ink and toner and paper.

Operating income rate decreased 24 basis points to 6.4 percent compared to the first quarter of 2014. This decline primarily reflects investments in sales force to drive growth in categories beyond office supplies. This was partially offset by reduced marketing expense in Quill.com.

International Operations
	First Quarter
(dollar amounts in millions)	2015	2014	Change
Sales	$782	$964	-18.9%

Operating income	-$20	-$25	$5
Operating income rate	-2.5%	-2.6%	7 basis points

Sales for the first quarter of 2015 were $782 million, a decrease of 19 percent in U.S. dollars and a decrease of two percent on a local currency basis compared to 2014. This was primarily driven by a seven percent decline in comparable store sales in Europe during the first quarter of 2015.

Operating income rate for International Operations increased 7 basis points to an operating loss of 2.5 percent compared to the first quarter of 2014. This increase primarily reflects improved gross margin rate in Europe and Australia, partially offset by increased costs in local currency related to the transition to a more centralized pan-European operating model.

Outlook

For the second quarter of 2015, the company expects sales to decrease versus the second quarter of 2014. The company expects to achieve fully diluted non-GAAP earnings per share in the range of $0.11 to $0.13 for the second quarter of 2015. This guidance excludes any potential impact on earnings per share related to restructuring and other related activities or costs related to the company’s planned acquisition of Office Depot. For the full year 2015, the company expects to generate more than $600 million of free cash flow.

Presentation of Non-GAAP Information

This press release presents certain results in 2015 with and without restructuring and related charges, long-lived asset impairment, inventory write-downs, costs related to the acquisition of Office Depot, and the gain on the sale of certain assets. This press release also presents certain results for 2015 both with and without the impact of fluctuations in foreign currency exchange rates and with and without the impact of store closures. The presentation of these results, as well as the presentation of free cash flow, are non-GAAP financial measures that should be considered in addition to, and should not be considered superior to, or as a substitute for, the presentation of results determined in accordance with GAAP. Management believes that the non-GAAP financial measures enable management and investors to understand and analyze the company’s performance by providing meaningful information that facilitates the comparability of underlying business results from period to period. Management uses these non-GAAP financial measures to evaluate the operating results of the company’s business against prior year results and its operating plan, and to forecast and analyze future periods. Management recognizes there are limitations associated with the use of non-GAAP financial measures as they may reduce comparability with other companies that use different methods to calculate similar non-GAAP measures. Management generally compensates for these limitations by considering GAAP as well as non-GAAP results. In addition, management provides a reconciliation to the most comparable GAAP financial measure. With respect to earnings per share and free cash flow, financial guidance on a GAAP basis has not been provided given that current estimates for charges to be incurred related to restructuring initiatives, the planned acquisition of Office Depot, and the potential related impact on cash flow represent broad ranges which are based on preliminary analysis and are subject to change as plans become finalized.

Today's Conference Call

The company will host a conference call today at 8:00 a.m. (ET) to review these results and its outlook. Investors may listen to the call at http://investor.staples.com.

About Staples

Staples makes it easy to make more happen with more products and more ways to shop. Through its world-class retail, online and delivery capabilities, Staples lets customers shop however and whenever they want, whether it’s in-store, online or on mobile devices. Staples offers more products than ever, such as technology, facilities and breakroom supplies, furniture, safety supplies, medical supplies, and Copy and Print services. Headquartered outside of Boston, Staples operates throughout North and South America, Europe, Asia, Australia and New Zealand. More information about Staples (SPLS) is available at www.staples.com.

Certain information contained in this news release constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995 including, but not limited to, the information set forth under “Outlook” and other statements regarding our future business and financial performance. Any statements contained in this news release that are not statements of historical fact should be considered forward-looking statements. You can identify forward-looking statements by the use of the words “believes”, “expects”, “anticipates”, “plans”, “may”, “will”, “would”, “intends”, “estimates”, and other similar expressions, whether in the negative or affirmative, although not all forward-looking statements include such words. Forward-looking statements are based on a series of expectations, assumptions, estimates and projections which involve substantial uncertainty and risk, including the review of our assessments by our outside auditor and changes in management’s assumptions and projections. Actual results may differ materially from those indicated by such forward-looking statements as a result of the risks and uncertainties, including but not limited to those factors discussed or referenced in our Annual Report on Form 10-K filed on March 6, 2015, as well as our most recent quarterly report on Form 10-Q filed with the SEC, under the heading “Risk Factors” and elsewhere, and any subsequent periodic or current reports filed by us with the SEC. In addition, any forward-looking statements represent our estimates only as of the date such statements are made (unless another date is indicated) and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

STAPLES, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Dollar Amounts in Millions, Except Share Data)
(Unaudited)

	May 2, 2015	January 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$795	$627
Receivables, net	1,865	1,928
Merchandise inventories, net	2,211	2,144
Deferred income tax assets	220	224
Prepaid expenses and other current assets	290	252
Total current assets	5,381	5,175

Property and equipment:
Land and buildings	945	948
Leasehold improvements	1,218	1,231
Equipment	2,817	2,825
Furniture and fixtures	1,014	1,016
Total property and equipment	5,994	6,020
Less: Accumulated depreciation	4,350	4,314
Net property and equipment	1,644	1,706

Intangible assets, net of accumulated amortization	326	335
Goodwill	2,681	2,680
Other assets	406	412
Total assets	$10,438	$10,308

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,030	$1,867
Accrued expenses and other current liabilities	1,268	1,332
Debt maturing within one year	93	92
Total current liabilities	3,391	3,291

Long-term debt, net of current maturities	1,020	1,018
Other long-term obligations	691	686

Stockholders’ equity:
Preferred stock, $.01 par value, 5,000,000 shares authorized; no shares issued	—	—
Common stock, $.0006 par value, 2,100,000,000 shares authorized; issued and outstanding 941,903,232 and 640,662,043 shares at May 2, 2015 and 941,561,541 shares and 640,320,352 shares at January 31, 2015, respectively	1	1
Additional paid-in capital	4,953	4,935
Accumulated other comprehensive loss	(1,018)	(1,041)
Retained earnings	6,811	6,829
Less: Treasury stock at cost, 301,241,189 shares at May 2, 2015 and 301,241,189 shares at January 31, 2015	(5,419)	(5,419)
Total Staples, Inc. stockholders’ equity	5,328	5,305
Noncontrolling interests	8	8
Total stockholders’ equity	5,336	5,313
Total liabilities and stockholders’ equity	$10,438	$10,308

STAPLES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(Amounts in Millions, Except Per Share Data)
(Unaudited)

	13 Weeks Ended
	May 2, 2015	May 3, 2014
Sales	$5,262	$5,654
Cost of goods sold and occupancy costs	3,915	4,244
Gross profit	1,347	1,410
Operating expenses:
Selling, general and administrative	1,172	1,223
Impairment of long-lived assets	22	22
Restructuring charges	41	13
Amortization of intangibles	17	15
Total operating expenses	1,252	1,273

Gain on sale of businesses and assets, net	3	22

Operating income	98	159

Other income (expense):
Interest income	1	1
Interest expense	(16)	(12)
Other income (expense), net	1	1
Income before income taxes	84	148
Income tax expense	25	52
Net income	$59	$96

Earnings Per Share:
Basic Earnings Per Common Share	$0.09	$0.15
Diluted Earnings Per Common Share	$0.09	$0.15

Weighted Average Shares Outstanding:
Basic	639	643
Diluted	645	649

Dividends declared per common share	$0.12	$0.12

Comprehensive income	$82	$168

STAPLES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Amounts in Millions)
(Unaudited)
	13 Weeks Ended
	May 2, 2015	May 3, 2014
Operating Activities:
Net income	$59	$96
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	101	102
Amortization of intangibles	17	15
Gain on sale of businesses and assets, net	(3)	(22)
Impairment of long-lived assets	22	22
Inventory write-downs related to restructuring activities	—	11
Stock-based compensation	16	21
Deferred income tax benefit	—	(7)
Other	3	4
Changes in assets and liabilities:
Decrease in receivables	69	12
Increase in merchandise inventories	(53)	—
Increase in prepaid expenses and other assets	(34)	(22)
Increase in accounts payable	155	76
(Decrease) increase in accrued expenses and other liabilities	(67)	29
Increase in other long-term obligations	15	22
Net cash provided by operating activities	300	359

Investing Activities:
Acquisition of property and equipment	(60)	(48)
Proceeds from the sale of property and equipment	6	—
Sale of businesses, net	—	50
Acquisition of businesses, net of cash acquired	(9)	—
Net cash (used in) provided by investing activities	(63)	2

Financing Activities:
Proceeds from issuance of commercial paper, net of repayments	—	75
Proceeds from the exercise of stock options	3	—
Proceeds from borrowings	1	7
Payments on borrowings, including payment of deferred financing fees	(5)	(8)
Cash dividends paid	(76)	(77)
Repurchase of common stock	(1)	(70)
Net cash used in financing activities	(78)	(73)
Effect of exchange rate changes on cash and cash equivalents	9	4
Net increase in cash and cash equivalents	168	292
Cash and cash equivalents at beginning of period	627	493
Cash and cash equivalents at end of period	795	785
Add: Cash and cash equivalents attributed to disposal group held for sale at February 1, 2014	—	8
Cash and cash equivalents at the end of the period	$795	$793

STAPLES, INC. AND SUBSIDIARIES
Segment Reporting
(Amounts in Millions)
(Unaudited)

	13 Weeks Ended
	May 2, 2015	May 3, 2014
	Sales
North American Stores & Online	$2,372	$2,634
North American Commercial	2,108	2,056
International Operations	782	964
Total segment sales	$5,262	$5,654

	Business Unit Income (Loss)
North American Stores & Online	$75	$93
North American Commercial	134	136
International Operations	(20)	(25)
Business unit income	189	203
Stock-based compensation	(16)	(21)
Impairment of long-lived assets	(22)	(22)
Restructuring charges	(41)	(13)
Inventory write-downs related to restructuring activities	—	(11)
Accelerated depreciation related to restructuring activities	(4)	—
Gain on sale of businesses and assets, net	3	22
Interest and other expense, net	(14)	(11)
Merger-related costs	(11)	—
Income before income taxes	$84	$148

STAPLES, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Income Statement Disclosures
(Dollar Amounts in Millions, Except Per Share Data)
(Unaudited)

	13 Weeks Ended
	May 2, 2015

	GAAP	Restructuring charges	Accelerated depreciation	Impairment of long-lived assets	Gain on sale of assets	Merger- related costs	Non- GAAP
Operating income	$98	$41	$4	$22	$(3)	$11	$173
Interest and other expense, net	14		—			(4)	10
Income before income taxes	84						163

Income tax expense	25						25
Adjustments	—						29
Adjusted income tax expense	25						54

Net income	$59						$109

Effective tax rate	30.1%						33.5%

Diluted earnings per common share	$0.09						$0.17

STAPLES, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Income Statement Disclosures
(Dollar Amounts in Millions, Except Per Share Data)
(Unaudited)

	13 Weeks Ended
	May 3, 2014

	GAAP	Inventory write-downs	Restructuring charges	Impairment of long lived assets	Gain on sale of businesses, net	Non-GAAP
Sales	$5,654					$5,654
Gross profit	1,410	$11	$—	$—	$—	1,421
Gross profit rate	24.9%					25.1%

Operating income	159	11	13	22	(22)	183
Interest and other expense, net	11					11
Income before income taxes	148					172

Income tax expense	52					52
Adjustments	—					6
Adjusted income tax expense	52					58

Net income	$96					$115

Effective tax rate	35.1%					33.5%

Diluted earnings per common share	$0.15					$0.18

STAPLES, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Sales Growth
(Dollar amounts in Millions)
(Unaudited)

Staples.com Sales Growth
	First quarter of fiscal 2015	First quarter of fiscal 2014	Change
GAAP sales	$596	$589	$7
GAAP sales growth	1.1%

Impact of changes in exchange rates	$12

Non-GAAP sales	$608	$589	$19
Non-GAAP sales growth	3.1%

	13 Weeks Ended May 2, 2015
	Sales Growth GAAP	Impact of Local Currency	Sales Growth on a Local Currency Basis
Sales:
North American Stores & Online	(10.0)%	2.3%	(7.7)%
North American Commercial	2.5%	0.7%	3.2%
International Operations	(18.9)%	16.7%	(2.2)%
Total sales	(6.9)%	4.1%	(2.8)%

This presentation refers to growth rates in local currency so that business results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of Staples' business performance. To present this information, current period results for entities reporting in currencies other than U.S. dollars are converted into U.S. dollars at the prior year average monthly exchange rates.

STAPLES, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Sales Growth (continued)
(Unaudited)

13 Weeks Ended May 2, 2015
GAAP sales growth	(6.9)%
Impact of change in exchange rates	(4.1)%
Impact of store closures	(2.2)%
Non-GAAP sales growth	(0.6)%

STAPLES, INC. AND SUBSIDIARIES
Reconciliation of Free Cash Flow Disclosures
(Amounts in Millions)
(Unaudited)

	13 Weeks Ended
	May 2, 2015	May 3, 2014
Net cash provided by operating activities	$300	$359
Acquisition of property and equipment	(60)	(48)
Free cash flow	$240	$311

Free cash flow is not defined under U.S. GAAP. Therefore, it should not be considered a substitute for income or cash flow data prepared in accordance with GAAP and may not be comparable to similarly titled measures used by other companies. The company defines free cash flow as net cash provided by operating activities less capital expenditures. It should not be inferred that the entire free cash flow amount is available for discretionary expenditures. The company believes free cash flow is a useful measure of performance and uses this measure as an indication of the company's ability to generate cash and invest in its business.

CONTACT:
Staples, Inc.
Media Contact:
Kirk Saville, 508-253-8530
or
Investor Contact:
Chris Powers or Kevin Barry, 508-253-4632/1487